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                                  NEWS RELEASE
-------------------------------------------------------------------------------


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                          Northern Trust Corporation
                            50 South LaSalle Street
                           Chicago, Illinois  60675
                 Contact:  Laurie McMahon, Investor Relations
                               (312) 444-7811 or
                     Dianne Kotsogiannis, Public Relations
Release  #01480                (312) 444-4281      http://www.northerntrust.com
-------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE
---------------------

NORTHERN TRUST CORPORATION REPORTS RECORD 1998 FOURTH QUARTER EARNINGS OF $.79 PER SHARE, UP 13%.

(Chicago, January 19, 1999) Northern Trust Corporation reported record net income per share of $.79 for the fourth quarter, an increase of 13% from the $.70 earned a year ago. Net income also increased 13% to a record $91.6 million from the $81.3 million earned in the fourth quarter of last year. This performance resulted in a return on average common equity of 20.2%.

          For the full year net income per common share increased 14% to $3.04. Net income also increased 14% to $353.9 million compared to $309.4 million last year.

          William A. Osborn, Chairman and Chief Executive Officer, commented, "1998 marked our eleventh consecutive year of record earnings. Trust fee growth of 18%, driven by record new business and a favorable U.S. stock market, led to
a 13% revenue increase.  Earnings   per share increased 14%, well above our
minimum goal of 10%, and the return on average common equity of 20.5% exceeded our 18-20% target range for this key measure. Our annual productivity ratio of 159% represents an all-time high."

                                     -more-

          "The fourth quarter maintained our positive momentum with earnings per share growing 13%. Trust fees grew by 17% in both our corporate and personal businesses, and continue to represent the key driver of our revenue growth. Since December 31, 1997, trust assets under administration have grown 17% to $1.26 trillion, with assets under management increasing 20% to $236 billion. We were also pleased that we achieved excellent investment results for our clients during 1998, both in absolute terms and relative to a very strong market. This strong finish to an outstanding year positions us well for 1999."

          Osborn added, "At the end of the year we successfully implemented our plan for adding euro capability to our global custody, foreign exchange, securities lending and related businesses. Extensive preparations and planning allowed us to complete this significant conversion in a manner that was transparent to clients and involved no interruption of our full range of services for euro investors."

                     FOURTH QUARTER PERFORMANCE HIGHLIGHTS


          Revenues increased 14% to $419.8 million. Trust fees grew 17% to a record $216.7 million in the quarter compared to $185.2 million in the fourth quarter of last year and represented 52% of total revenues and 76% of noninterest income.

          Trust fees from Personal Financial Services (PFS) in the quarter increased 17% and totaled $102.9 million compared to $87.9 million in the year-ago quarter, marking the first quarter in which PFS trust fees have exceeded $100 million. The increase resulted primarily from record new business throughout Northern Trust's national PFS network. Every state recorded a double-digit increase in trust fees, with Florida and Texas each up over 25%. The Wealth Management Group also had solid performance and now administers $38.4 billion for significant family asset pools nationwide, up 39% from last year.

          With the establishment or acquisition of new offices in Michigan and Colorado in 1998, and the opening of an office in northwest Chicago during the fourth quarter, Northern Trust's

                                     -more-
network of Personal Financial Services offices now includes 67 locations in seven states. Total personal trust assets under administration increased 26% from December 31, 1997 to $121.2 billion at December 31, 1998, and 16% from September 30, 1998. Of these assets under administration, $73.4 billion is managed by Northern Trust.

          Trust fees from Corporate & Institutional Services (C&IS) in the quarter increased 17% and totaled $113.8 million compared to $97.3 million in the year-ago quarter, reflecting excellent new business. C&IS trust fees are derived from a full range of custody, investment and advisory services rendered to retirement and other asset pools of corporate and institutional clients worldwide, and all of these services contributed to the fourth quarter fee growth. Nearly one-half of the increase was a result of very strong securities lending fees, which increased 47% or $7.9 million to $24.7 million primarily as a result of increased spreads for both domestic and international securities. Custody fees increased modestly as revenues from new business were partially offset by lower client portfolio holdings in emerging markets.


          C&IS trust fees also benefited from new asset management business demonstrating continued success in introducing both passive and actively managed investment products to trust and banking clients. Northern Trust Quantitative Advisors, Inc. (NTQA), contributed $3.5 million in fees during the quarter, reflecting the successful integration and strong momentum of this December 31, 1997 acquisition. Excellent new business, together with strong investment results, drove a 20% increase in fees from other investment products. Total C&IS trust assets under administration increased 16% from December 31, 1997 to $1.1 trillion at December 31, 1998, and 11% from September 30, 1998. Of the C&IS trust assets under administration, $162.6 billion is managed by Northern Trust, up 18% from December 31, 1997. Trust assets under administration included approximately $199 billion of global custody assets.

                                    -more-

          Foreign exchange trading profits were $28.7 million compared to $27.0 million in the fourth quarter of the prior year. The fourth quarter saw the strongest quarterly performance of 1998, as increased volatility in certain currency markets offset decreased volatility in the EMU currencies and lower client portfolio holdings in emerging markets.

          Total treasury management revenues from both fees and the computed value of compensating deposit balances increased 7% from the fourth quarter of 1997 to $25.0 million, reflecting the continued growth in business from both new and existing clients. The fee portion of these revenues accrued in the quarter was $19.0 million, up from $15.8 million in the comparable quarter last year. Securities commissions and trading income of $6.7 million were unchanged from a year ago. This reflects a 20% increase in brokerage commissions at Northern Trust Securities, Inc. offset by the absence of futures commissions resulting from Northern Trust's exit from the futures business earlier in the year. Other operating income was $13.5 million for the fourth quarter compared with $12.6 million in the same period of last year.


          Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $135.2 million, up 11% from the $121.5 million reported in last year's fourth quarter. The increase in net interest income reflects higher levels of noninterest-related funds, driven by increases in demand and noninterest-bearing deposits and common equity, and 11% growth in average earning assets. The asset growth included a 12% or $1.5 billion increase in loans and leases and a 29% or $1.1 billion increase in money market assets. The net interest margin increased to 2.08% from 2.07% reported in the year-ago quarter. The slight improvement in the margin is largely attributable to increased interest rate spreads earned on short-term assets as a result of actions taken by the Federal Reserve Bank to reduce the targeted Federal funds rate by 75 basis points beginning in late September.

          Nonperforming assets of $35.2 million at quarter-end decreased from $43.3 million at December 31, 1997 but were up from $31.2 million at September 30, 1998. The overall

                                    -more-
quality of the loan portfolio remains strong. Nonaccrual and restructured loans of $32.9 million at quarter-end represent .24% of total loans and were covered
4.5 times by the $146.8 million reserve for credit losses. Fourth quarter net charge-offs, at .02% of average loans, totaled $.8 million. The provision for credit losses of $1.0 million in the fourth quarter was $2.0 million below the comparable quarter in 1997.

          Noninterest expenses totaled $269.4 million for the quarter, an increase of 15% or $35.8 million from the $233.6 million in the year-ago quarter. Approximately 75% of the increase in expenses related to salaries, incentives and employee benefits. In addition, the expense growth reflects costs associated with technology investments, business promotion, and $5.0 million of incremental expenses related to acquisitions.

          The increase in salaries and benefits was primarily attributable to staff growth, merit increases and higher performance-based compensation. Staff levels increased from one year ago to support growth initiatives and strong new business in both PFS and C&IS. Staff on a full-time equivalent basis at December 31, 1998 totaled 8,156, up 8% from 7,553 at December 31, 1997. Higher performance-based compensation is principally attributable to increased accruals for incentive plans, as a result of strong performance, and for stock-based compensation plans, reflecting the 28% increase in the price of Northern Trust's common stock in the fourth quarter of 1998 compared to 18% in the year ago quarter.

                                 BALANCE SHEET

          Balance sheet assets averaged $28.6 billion for the quarter, up 11% from last year's average of $25.8 billion, reflecting growth in loans and money market assets. Loans and leases averaged $14.0 billion for the quarter, an increase of $1.5 billion or 12%. Residential mortgages increased $689 million or 14% to average $5.8 billion for the quarter and represented 41% of the total loan portfolio. Commercial and industrial loans averaged $4.4 billion during the quarter compared to $3.8 billion in the fourth quarter of 1997. The securities

                                     -more-
portfolio was virtually unchanged from last year's fourth quarter and totaled $6.7 billion on average during the period. Money market assets averaged $5.1 billion in the quarter, up 29% or $1.1 billion from last year.

          Common stockholders' equity averaged $1.8 billion, up 12% from last year's fourth quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. During the quarter, the Corporation acquired a total of 255,180 shares at a cost of $20.0 million. An additional 1.6 million shares may be purchased after December 31, 1998 under the current share buyback program.

                    PERFORMANCE HIGHLIGHTS - FULL YEAR 1998

          Net income per common share increased 14% to $3.04 in 1998. Net income also increased 14% to $353.9 million compared with $309.4 million last year and resulted in a return on average common equity of 20.5%.

          Total revenues increased 13% to $1.6 billion. Trust fees remained the largest component of revenues and increased 18% to $816.3 million from $689.2 million in the prior year, accounting for 52% of total revenue and 76% of noninterest income. Trust fees from PFS grew 20% over last year and totaled $390.3 million, while C&IS fees, which includes $14.1 million of fees generated by NTQA, grew 17% from 1997 levels and totaled $426.0 million.


          Foreign exchange trading profits totaled $103.5 million, compared to last year's record performance of $104.8 million. Treasury management revenues from both fees and the computed value of compensating deposit balances increased 6% to $97.0 million. Other operating income totaled $52.6 million compared with $53.5 million in 1997. The prior year included $11.1 million in nonrecurring revenues resulting from settlements reached with Illinois banking regulators concerning the disposition of certain unclaimed balances. Nonrecurring


                                    -more-
gains in 1998 totaled $3.8 million and included sales of exchange membership seats owned by Northern Futures Corporation and a sale of mortgages. Excluding the nonrecurring items, the increase over last year is primarily attributable to higher fees from trust deposit activities and banking services.

          Net interest income, stated on a fully taxable equivalent basis, totaled $513.1 million, up 9% from the $470.9 million reported last year. The increase in net interest income was due to a 14% increase in average earning assets and a 10% increase in noninterest-related funds. The increase in average earning assets was driven by a 13% increase in loans and a 17% increase in securities. The net interest margin declined to 2.08% from 2.18% in 1997.

          The $9.0 million provision for credit losses was unchanged from 1997. Net charge-offs of $10.0 million represented .07% of average loans compared to $9.7 million or .08% of average loans in 1997.

          Noninterest expenses increased $105.3 million or 12% and totaled $997.1 million in 1998 compared with $891.8 million in 1997. The prior year results included $8.9 million in technology-related special charges. Noninterest expenses for the current year included $16.0 million of incremental expenses related to acquisitions.

                          FORWARD-LOOKING STATEMENTS


          This news release may be deemed to include forward-looking statements, such as statements that relate to financial goals, business outlook, expansion plans and credit quality. Actual results could differ materially from those indicated by these statements. Northern Trust's 1997 Annual Report to Stockholders and 1998 periodic reports to the SEC, including the section of the Quarterly Report on Form 10-Q for September 30, 1998 captioned "Forward-Looking Information", contain additional information about factors that could affect actual results.

                          NORTHERN TRUST CORPORATION
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
----------------------------------------------

                                                        FOURTH QUARTER
                                             ------------------------------------
                                               1998          1997       % Change *
                                             ------------------------------------
Noninterest Income
    Trust Fees                               $  216.7      $  185.2        17%
    Foreign Exchange Trading Profits             28.7          27.0         6
    Treasury Management Fees                     19.0          15.8        20
    Security Commissions & Trading Income         6.7           6.7         -
    Other Operating Income                       13.5          12.6         7
    Investment Security Transactions                -             -         -
                                              -------      --------       ---

Total Noninterest Income                        284.6         247.3        15

Interest Income (Taxable Equivalent)            391.4         370.0         6
Interest Expense                                256.2         248.5         3
                                              -------      --------       ---
Net Interest Income (Taxable Equivalent)        135.2         121.5        11

Total Revenue (Taxable Equivalent)              419.8         368.8        14

Noninterest Expenses
    Salaries                                    144.9         122.9        18
    Pension and Other Employee Benefits          22.0          17.3        27
    Occupancy Expense                            16.3          16.5        (2)
    Equipment Expense                            14.9          14.8         1
    Other Operating Expenses                     71.3          62.1        15
                                              -------      --------       ---
Total Noninterest Expenses                      269.4         233.6        15

Provision for Credit Losses                       1.0           3.0        N/M
Taxable Equivalent Adjustment                     8.8           8.2         7
                                              -------      --------       ---
Income Before Income Taxes                      140.6         124.0        13
Provision for Income Taxes                       49.0          42.7        15
                                              -------      --------       ---

NET INCOME                                      $91.6         $81.3        13%
                                              =======      ========       ===

Net Income Per Common Share
    Basic                                       $0.82         $0.72        14%
    Diluted                                      0.79          0.70        13

Return on Average Common Equity                 20.16%        20.04%
Average Common Equity                        $1,777.2      $1,583.4        12%
Return on Average Assets                         1.27%         1.25%

Common Dividend Declared per Share              $0.24         $0.21        14%
Preferred Dividends (millions)                    1.2           1.3        N/M

Average Common Shares Outstanding (000s)
    Basic                                     110,511       110,885
    Diluted                                   114,698       114,791

(N/M) Not Meaningful

  (*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

Note: Certain reclassifications have been made to prior periods' financial statements to place them on a basis comparable with the current period's financial statements.

                  NORTHERN TRUST CORPORATION                             Page 2
        (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
----------------------------------------------


                                                         FULL YEAR
                                            ------------------------------------
                                              1998          1997        % Change*
                                            ------------------------------------
Noninterest Income
     Trust Fees                              $  816.3      $  689.2          18 %
     Foreign Exchange Trading Profits           103.5         104.8          (1)
     Treasury Management Fees                    69.9          60.2          16
     Security Commissions & Trading Income       28.0          26.1           7
     Other Operating Income                      52.6          53.5          (1)
     Investment Security Transactions             1.3           0.7         N/M
                                            ----------    ----------    --------
Total Noninterest Income                      1,071.6         934.5          15

Interest Income (Taxable Equivalent)          1,539.0       1,365.5          13
Interest Expense                              1,025.9         894.6          15
                                            ----------    ----------    --------
Net Interest Income (Taxable Equivalent)        513.1         470.9           9

Total Revenue (Taxable Equivalent)            1,584.7       1,405.4          13

Noninterest Expenses
     Salaries                                   518.1         448.3          16
     Pension and Other Employee Benefits         91.3          79.0          16
     Occupancy Expense                           67.9          66.7           2
     Equipment Expense                           62.2          62.2           -
     Other Operating Expenses                   257.6         235.6           9
                                            ----------    ----------    --------
Total Noninterest Expenses                      997.1         891.8          12

Provision for Credit Losses                       9.0           9.0           -
Taxable Equivalent Adjustment                    35.9          32.7          10
                                            ----------    ----------    --------
Income Before Income Taxes                      542.7         471.9          15
Provision for Income Taxes                      188.8         162.5          16
                                            ----------    ----------    --------

NET INCOME                                   $  353.9      $  309.4          14 %
                                             =========     =========     =======

Net Income Per Common Share
     Basic                                   $   3.15      $  2.74           15 %
     Diluted                                     3.04         2.66           14

Return on Average Common Equity                 20.47 %       20.17 %
Average Common Equity                        $1,704.6      $1,509.5          13 %
Return on Average Assets                         1.30 %        1.29 %

Common Dividends Declared per Share          $   0.87      $   0.75          16 %
Preferred Dividends (millions)                    4.9           5.0         N/M

Average Common Shares Outstanding (000s)
     Basic                                    110,683       110,978
     Diluted                                  114,867       114,661
Common Shares Outstanding (EOP)               111,215       111,367


                          NORTHERN TRUST CORPORATION
               (Supplemental Consolidated Financial Information)


BALANCE SHEET ($ IN MILLIONS)
-----------------------------

                                                                DECEMBER 31
                                                   ----------------------------------
                                                      1998         1997      % Change *
                                                   ----------------------------------
Assets
------
    Money Market Assets                            $ 4,450.9    $ 5,309.4       (16)%
    Securities
        U.S. Government                                315.4        542.0       (42)
        Federal Agency and Other                     5,004.4      3,240.5        54
        Municipal                                      527.9        406.9        30
        Trading Account                                  9.1          8.8         3
                                                   ---------    ---------      -----
    Total Securities                                 5,856.8      4,198.2        40
    Loans and Leases                                13,646.9     12,588.2         8
                                                   ---------    ---------      -----
    Total Earning Assets                            23,954.6     22,095.8         8
    Reserve for Credit Losses                         (146.8)      (147.6)       (1)
    Cash and Due from Banks                          2,366.0      1,738.9        36
    Trust Security Settlement Receivables              336.7        291.4        16
    Buildings and Equipment                            340.2        316.4         8
    Other Nonearning Assets                          1,019.3      1,020.5       N/M
                                                   ---------    ---------      -----
    Total Assets                                   $27,870.0    $25,315.4        10 %
                                                   =========    =========      =====

Liabilities and Stockholders' Equity
------------------------------------
    Interest-Bearing Deposits
        Savings                                    $ 6,789.7    $ 6,371.5         7 %
        Other Time                                     540.2        572.0        (6)
        Foreign Office Time                          6,531.9      5,455.4        20
                                                   ---------    ---------      -----
    Total Interest-Bearing Deposits                 13,861.8     12,398.9        12
    Borrowed Funds                                   5,387.3      4,984.3         8
    Senior Notes and Long-Term Debt                  1,425.6      1,491.9        (4)
                                                   ---------    ---------      -----
    Total Interest-Related Funds                    20,674.7     18,875.1        10
    Demand & Other Noninterest-Bearing Deposits      4,340.9      3,961.1        10
    Other Liabilities                                  914.1        740.2        23
                                                   ---------    ---------      -----
    Total Liabilities                               25,929.7     23,576.4        10
    Common Equity                                    1,820.3      1,619.0        12
    Preferred Equity                                   120.0        120.0         -
                                                   ---------    ---------      -----
    Total Liabilities and Stockholders' Equity     $27,870.0    $25,315.4        10 %
                                                   =========    =========      =====

                           NORTHERN TRUST CORPORATION                     Page 4
               (Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)
-------------------------------------
                                                             FOURTH QUARTER
                                                ----------------------------------------
                                                  1998            1997        % Change *
                                                ----------------------------------------
Assets
------
   Money Market Assets                          $ 5,067.2       $ 3,938.4          29%
   Securities
       U.S. Government                              325.2           682.4         (52)
       Federal Agency and Other                   5,935.9         5,788.0           3
       Municipal                                    461.9           397.9          16
       Trading Account                               13.5            10.9          23
                                                ---------       ---------         ---
   Total Securities                               6,736.5         6,879.2          (2)
   Loans and Leases                              13,981.0        12,502.5          12
                                                ---------       ---------         ---
   Total Earning Assets                          25,784.7        23,320.1          11
   Reserve for Credit Losses                       (146.7)         (147.8)         (1)
   Nonearning Assets                              2,953.2         2,596.2          14
                                                ---------       ---------         ---
  Total Assets                                  $28,591.2       $25,768.5          11%
                                                =========       =========         ===

Liabilities and Stockholders' Equity
------------------------------------
   Interest-Bearing Deposits
       Savings                                  $ 6,537.1       $ 5,993.2           9%
       Other Time                                   564.6           709.4         (20)
       Foreign Office Time                        6,450.5         6,014.3           7
                                                ---------       ---------         ---
   Total Interest-Bearing Deposits               13,552.2        12,716.9           7
   Borrowed Funds                                 7,017.4         5,648.5          24
   Senior Notes and Long-Term Debt                1,430.2         1,504.8          (5)
                                                ---------       ---------         ---
   Total Interest-Related Funds                  21,999.8        19,870.2          11
   Demand & Other Noninterest-Bearing Deposits    3,851.3         3,515.8          10
   Other Liabilities                                842.9           679.1          24
                                                ---------       ---------         ---
   Total Liabilities                             26,694.0        24,065.1          11
   Common Equity                                  1,777.2         1,583.4          12
   Preferred Equity                                 120.0           120.0           -
                                                ---------       ---------         ---
  Total Liabilities and Stockholders' Equity    $28,591.2       $25,768.5          11%
                                                =========       =========         ===

                          NORTHERN TRUST CORPORATION
               (Supplemental Consolidated Financial Information)

Quarterly Trend Data ($ In Millions)
------------------------------------

                                                                      1998                     1997
                                                                    Quarters                 Quarters
                                                    ------------------------------------     --------
                                                    Fourth     Third      Second   First      Fourth
                                                    ------------------------------------     --------
Net Income Summary
------------------
  Trust Fees                                        $216.7     $203.6     $202.3     $193.7    $ 185.2
  Other Noninterest Income                            67.9       61.1       63.4       62.9       62.1
  Net Interest Income (Taxable Equivalent)           135.2      127.7      128.2      122.0      121.5
                                                  ---------  --------   --------   ---------   -------
    Total Revenue (Taxable Equivalent)               419.8      392.4      393.9      378.6      368.8
  Provision for Credit Losses                          1.0        1.0        3.0        4.0        3.0
  Noninterest Expenses                               269.4      243.8      247.7      236.2      233.6
                                                  ---------  --------   --------   ---------   -------
    Pretax Income (Taxable Equivalent)               149.4      147.6      143.2      138.4      132.2
  Taxable Equivalent Adjustment                        8.8        9.7        9.0        8.4        8.2
  Provision for Income Taxes                          49.0       47.7       47.0       45.1       42.7
                                                  ---------  --------   --------   ---------   -------
    Net Income                                       $91.6      $90.2      $87.2      $84.9      $81.3
                                                  =========  ========   ========   =========   =======

Per Common Share
----------------
  Net Income - Basic                                 $0.82      $0.81      $0.78      $0.75      $0.72
             - Diluted                                0.79       0.78       0.75       0.73       0.70
  Dividend Declared                                   0.24       0.21       0.21       0.21       0.21
  Book Value (EOP)                                  $16.37     $15.84     $15.46     $15.07     $14.54
  Market Value (EOP)                                 87.31      68.25      76.25      74.75      69.75

Ratios
------
  Return on Average Common Equity                    20.16%     20.55%     20.48%     20.73%     20.04%
  Return on Average Assets                            1.27       1.30       1.32       1.32       1.25
  Net Interest Margin                                 2.08       2.01       2.14       2.11       2.07
  Productivity Ratio *                                 156%       161%       159%       160%       158%
  Risk-based Capital Ratios
    Tier 1                                             9.8%       9.4%       9.3%       9.8%       9.6%
    Total (Tier 1 + Tier 2)                           13.1       12.7       12.6       13.0       12.8
    Leverage                                           6.9        6.9        7.0        7.0        6.9

Trust Assets ($ in Billions) - EOP **
-------------------------------------
  Corporate                                       $1,138.5   $1,024.5   $1,090.3   $1,056.5     $983.4
  Personal                                           121.2      104.8      110.2      105.5       95.9
                                                  ---------  --------   --------   ---------   -------
    Total Trust Assets                            $1,259.7   $1,129.3   $1,200.5   $1,162.0    $1,079.3
                                                  =========  ========   ========   =========   =======
  Memo: Managed Assets                               236.0      220.7      228.7      216.5      196.6

Asset Quality ($ in Millions) - EOP
-----------------------------------
  Nonaccrual and Restructured Loans                  $32.9      $29.6      $27.0      $36.2      $41.4
  Other Real Estate Owned (OREO)                       2.3        1.6        2.0        3.0        1.9
                                                  ---------  --------   --------   ---------   -------
    Total Nonperforming Assets                       $35.2      $31.2      $29.0      $39.2      $43.3
                                                  =========  ========   ========   =========   =======
    Nonperforming Assets / Loans & OREO               0.26%      0.23%      0.21%      0.30%      0.34%

  Gross Charge-offs                                   $1.0       $1.5       $4.6       $4.7       $5.4
  Gross Recoveries                                     0.2        0.4        0.4        0.8        2.0
                                                  ---------  --------   --------   ---------   -------
    Net Charge-offs                                   $0.8       $1.1       $4.2       $3.9       $3.4
                                                  =========  ========   ========   =========   =======
  Net Charge-offs (Annualized) to Average Loans       0.02%      0.03%      0.13%      0.12%      0.11%
  Reserve for Credit Losses                         $146.8     $146.6     $146.7     $147.7     $147.6
  Reserve to Nonaccrual and Restructured Loans         446%       496%       543%       408%       356%

 (*) The productivity ratio is defined as total revenue on a taxable equivalent basis divided by noninterest expenses.

(**) Effective 1/1/98, the Middle Market segment was transferred to C&IS from PFS. Trust assets and fees for all periods have been restated.